UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 22, 2007

QWEST COMMUNICATIONS INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b), (c) and (e). Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2007, Oren G. Shaffer announced his decision to resign as Vice Chairman and Chief Financial Officer of Qwest Communications International Inc. (“Qwest” or the “Company” or “we” or “us” or “our”) effective as of April 1, 2007.  On February 27, 2007, our Board of Directors (the “Board”) appointed John W. Richardson as our Executive Vice President and Chief Financial Officer effective as of the effective time of Mr. Shaffer’s resignation.  Mr. Richardson, 61, has served as our Controller and Senior Vice President since April 2003 and was designated our chief accounting officer in April 2004. He will continue to serve as our chief accounting officer along with his new duties.  From October 2002 to April 2003, Mr. Richardson was an independent consultant. From 1967 to October 2002, Mr. Richardson held various financial positions at the Goodyear Tire & Rubber Company, a tire manufacturer, including most recently Vice President of Finance for the North American tire business unit. Mr. Richardson currently serves as a director of Ashworth, Inc.  Mr. Richardson received his B.B.A. degree from Ohio University.  A copy of the press release announcing Mr. Shaffer’s resignation and Mr. Richardson’s appointment is attached hereto as Exhibit 99.1.

On February 22, 2007, the Compensation and Human Resources Committee (the “Committee”) of our Board took the following actions:

•                       The Committee approved the specific performance targets to be used under the 2007 Qwest Management Bonus Plan (the “Bonus Plan”).  The Committee approved the basic structure of the Bonus Plan in December 2006.  As previously reported, our Chairman and Chief Executive Officer (Richard C. Notebaert), our current Vice Chairman and Chief Financial Officer (Oren G. Shaffer) and our other named executive officers (Barry K. Allen, Richard N. Baer and Paula Kruger) are eligible to participate in the Bonus Plan. Under the Bonus Plan, bonus payments are calculated using bonus target percentages (expressed as a percentage of base salary) and are adjusted based on a combination of corporate, business unit and individual performance.  Bonus target percentages are: 200% for Mr. Notebaert; 150% for Messrs. Shaffer, Allen and Baer; and 100% for Ms. Kruger.  These amounts may be further adjusted by 0% to 150% for corporate and business unit performance and by 0% to 150% for individual performance. Corporate and business unit performance are determined by a weighted average of a combination of measures, which may include revenue, operating margin, net income, cash flow, and imperatives depending on the department in which the executive works.  Individual performance is determined by an evaluation by the supervising manager, or by the Board in the case of Mr. Notebaert, of overall executive performance compared to established performance objectives and behaviors exhibited by the executive compared to our Qwest brand attributes and values.  At present, it is expected that the payments, if any, to our executives under the Bonus Plan will be made in the first quarter of 2008.  We filed a summary of the Bonus Plan as an exhibit to our Current Report on Form 8-K dated December 18, 2006.

•                       The Committee approved an agreement (the “Agreement”) under which we will grant the following equity awards (the “Awards”) to Mr. Notebaert on March 5, 2007: (i) a non-qualified option to purchase 1,013,000 shares of our common stock at an exercise price equal to the closing market price of our common stock on that date; and (ii) a restricted stock award equal to $3,850,000 divided by the closing market price of our common stock on that date (rounded to the nearest 1,000 shares). Each of the Awards will be granted under our Equity Incentive Plan and will vest generally as follows:

•                  The Awards will fully vest on March 5, 2010 if Mr. Notebaert is employed by us on that date and if at any time after March 5, 2007 the average closing price of our common stock equals or exceeds the then applicable Share Price Target for any period of 90 consecutive trading days beginning on or after March 5, 2007.  The “Share Price Target” is originally $10.50 and will be adjusted downward for any dividends paid on our common stock and adjusted appropriately for any capital structure changes.  In addition, the Awards will fully vest prior to March 5, 2010 upon death, disability, termination for constructive discharge or termination without cause if the average closing price of our common stock equals or exceeds the then applicable Share Price Target for a period of 22 or more consecutive trading days during the 30 consecutive trading days immediately prior to the date of death, disability, termination for constructive discharge or termination without cause.

•                  The Awards will fully vest prior to March 5, 2010 upon the closing of a merger, consolidation, asset sale, or similar transaction in which Qwest is not the surviving entity or in which Qwest is the surviving entity and Mr. Notebaert is not offered a comparable position and compensation package.

To the extent not previously vested, the Awards will be immediately forfeited upon the earlier of a termination of employment for any reason whatsoever (unless the termination results in full vesting of the Awards in accordance with the Agreement) or March 5, 2010.

•                       The Committee approved an amendment to Mr. Notebaert’s employment agreement (the “Amendment”). The Amendment provides that, among other things: (i) future annual option awards to which he is entitled under the employment agreement will vest as determined by the Committee at the time of grant; and (ii)

                             except as otherwise determined by the Committee at the time of grant, all equity awards issued to Mr. Notebaert will fully vest on the earlier of a change in control or Mr. Notebaert’s termination of employment by reason of death, disability, termination by us without cause, constructive discharge or in the event we do not renew his employment agreement.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the text of the Agreement and the Amendment, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Agreement, dated as of February 26, 2007, by and between Richard C. Notebaert and Qwest Communications International Inc.

Exhibit 10.2	Amendment to Amended and Restated Employment Agreement, dated as of February 26, 2007, by and between Richard C. Notebaert and Qwest Services Corporation

Exhibit 99.1	Press Release dated February 28, 2007

Forward Looking Statements Warning

This filing may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives, among others; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the current investigation by the U.S. Attorney’s office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are or were the subject of governmental investigations; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the effects of consolidation in our industry; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this filing is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this filing should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This filing may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this filing, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE:	February 28, 2007	By:	/s/ STEPHEN E. BRILZ
		Name:	Stephen E. Brilz
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Agreement, dated as of February 26, 2007, by and between Richard C. Notebaert and Qwest Communications International Inc.

Exhibit 10.2	Amendment to Amended and Restated Employment Agreement, dated as of February 26, 2007, by and between Richard C. Notebaert and Qwest Services Corporation

Exhibit 99.1	Press Release dated February 28, 2007